UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2008

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 4, 2008, Movie Gallery, Inc. (the “Company”) and Sopris Capital Advisors LLC, on behalf of itself and certain related parties, (collectively “Contributing Lenders”), gave notice (“the Notice”) pursuant to that certain Amended and Restated First Lien Credit and Guaranty Agreement (the “Agreement”), dated March 8, 2007, as amended and restated as of May 20, 2008, among the Company, certain subsidiaries of the Company, as Guarantors, the Lenders parties thereto from time to time, Wilmington Trust Company, as Administrative Agent, and Deutsche Bank Trust Company Americas, as Collateral Agent of the desire to enter into a transaction to convert certain first lien debt into equity. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement (a copy of which is filed on the Form 8-K dated May 27, 2008). The Notice (a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference) specifies the following:

1. The Company and Contributing Lenders desire to enter into a transaction pursuant to which Contributing Lenders will assign Term Loans to the Company in the aggregate principal amount of up to $205 million (but not less than $130 million) in exchange for shares of common stock, par value $.001 per share (“Common Stock”), of the Company at the rate of $10.00 per share (the “Exchange Rate”); and

2. The foregoing transaction would be subject to a number of conditions, including the execution of mutually agreeable definitive documentation containing customary representations and warranties and closing conditions, the approval of the Audit Committee of the Company and the Board of Directors of the Company and there existing no Default or Event of Default under the Agreement on the date of conversion.

In accordance with the terms of the Agreement, each Lender has the right to participate in the foregoing transaction by assigning its Term Loans to Borrower in exchange for Common Stock at the Exchange Rate and under substantially similar documentation. In connection with the foregoing transaction, the Company has expressed a willingness to accept assignments from Contributing Lenders and other assigning Lenders up to an aggregate principal amount of $250 million at the Exchange Rate.

At this time, only notice of the proposed transaction has been given by the Company and Sopris as required under the terms of the Agreement. No definitive documentation regarding the transaction has been entered into by the parties and the Company’s Audit Committee and Board of Directors has not yet approved the proposed transaction.

Assuming all conditions of closing are satisfied and subject to the foregoing, the transaction is expected to close on or about October 6, 2008. However, no assurance can be given that the transaction will be consummated.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Capital Contribution Notice of Movie Gallery, Inc. and Sopris Capital Advisors LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: September 9, 2008	BY:	/s/ C. J. Gabriel, Jr.
C. J. Gabriel, Jr.
CEO and President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Capital Contribution Notice of Movie Gallery, Inc. and Sopris Capital Advisors LLC.